EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated May 11, 1995 appearing in the Current Report on Form 8-K dated May 23, 1995 filed by Nine West Group Inc. and to all references to our Firm included in this Registration Statement.

/S/ ARTHUR ANDERSON LLP

Cincinnati, Ohio
August 19, 1997